EXHIBIT 4.5
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[LOGO - ENCANA]

                               ENCANA CORPORATION
                          DIRECTORS' STOCK OPTION PLAN

      EFFECTIVE OCTOBER 1, 2001, AS AMENDED APRIL 5, 2002, OCTOBER 15, 2002
                              AND OCTOBER 23, 2003

ARTICLE 1 PURPOSE OF THE PLAN..................................................2
   1.1   Purpose...............................................................2

ARTICLE 2 DEFINITIONS AND INTERPRETATION.......................................2
   2.1   Definitions...........................................................2
   2.2   Interpretation........................................................4

ARTICLE 3 GENERAL PROVISIONS OF THE PLAN.......................................4
   3.1   Administration........................................................4
   3.2   Shares Reserved.......................................................5
   3.3   Eligibility...........................................................5
   3.4   Limits with respect to Insiders.......................................5
   3.5   Non-Exclusivity.......................................................6
   3.6   Amendment of Plan and Options.........................................6
   3.7   Compliance with Laws and Stock Exchange Rules.........................6

ARTICLE 4 GRANT OF OPTIONS.....................................................7
   4.1   Initial and Annual Grants.............................................7
   4.2   Option Agreement......................................................7
   4.3   Exercise Price........................................................8
   4.4   Time of Exercise......................................................8
   4.5   Expiry Date...........................................................8
   4.6   Exercise on Ceasing to be Board Member................................8
   4.7   Limited Assignment....................................................8
   4.8   Participation Voluntary; No Rights as Shareholder or to
         Remain a Director.....................................................9
   4.9   Adjustments...........................................................9
   4.10  Change of Control....................................................10

ARTICLE 5 EXERCISE OF OPTIONS.................................................11
   5.1   Manner of Exercise...................................................11
   5.2   Delivery of Share Certificate........................................11
   5.3   Withholding..........................................................11

SCHEDULE A - FORM OF OPTION AGREEMENT - ENCANA CORPORATION....................13

SCHEDULE B  -  DIRECTORS' SOP - FORM OF NOTICE OF EXERCISE....................14


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                                    ARTICLE 1
                               PURPOSE OF THE PLAN

1.1      PURPOSE

         The purpose of the EnCana Corporation Directors' Stock Option Plan is to:

         (a) promote a proprietary interest in the Corporation among its Non-Employee Directors;

         (b) align the interests of the Non-Employee Directors more closely to those of other shareholders; and

         (c) assist the Corporation in retaining and attracting individuals with the experience and ability to act as directors of the Corporation.

                                    ARTICLE 2
                         DEFINITIONS AND INTERPRETATION

2.1      DEFINITIONS

         For the purposes of this Plan, the following terms will have the following meanings:

         (a)      "Board" means the board of directors of the Corporation;

         (b)      "Change of Control" means:

                  (i) the initial acquisition by any person, or any persons acting jointly or in concert (as determined by the SECURITIES ACT (Alberta)), whether directly or indirectly, of voting securities of the Corporation which, together with all other voting securities of the Corporation held by such persons, constitutes, in the aggregate, more than 20% of all outstanding voting securities of the Corporation;

                  (ii) an amalgamation, arrangement or other form of business combination of the Corporation with another corporation which results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination;

                  (iii) a sale, disposition, lease or exchange to or with another person or persons (other than a Subsidiary) of property of the Corporation representing 50% or more of the net book value of the assets of the Corporation, determined as of the date of the most recently published audited annual or unaudited quarterly interim financial statements of the Corporation; or

                  (iv) a change in the composition of the Board over any twelve month period such that more than 50% of the persons who were directors of the

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                            Corporation at the beginning of the period are no
                            longer directors at the end of the period, unless such change is a consequence of normal attrition;

         (c)      "Committee" means the compensation committee of the Board;

         (d)      "Common Shares" means common shares of the Corporation;

         (e) "Corporation" means EnCana Corporation, and any successor corporation thereto;

         (f) "Exercise Price" means the price per Common Share at which Common Shares may be subscribed for by an Optionholder pursuant to a particular Option Agreement;

         (g) "Expiry Date" means the date on which an Option expires pursuant to the Option Agreement relating to that Option;

         (h)      "Grant Date" means the date on which an Option is granted;

         (i)      "Insider" means:

                  (i) an insider as defined in the SECURITIES ACT (Alberta), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; and

                  (ii) an associate, as defined in the SECURITIES ACT (Alberta), of any person who is an insider by virtue of (i) above;

         (j) "Non-Employee Director" means a person who, as of any applicable date, is a member of the Board and is not an officer or employee of the Corporation or any of its Subsidiaries, and also includes a Personal Holding Corporation and a Retirement Trust;

         (k) "Notice of Exercise" means a notice, substantially in the form of the notice set out in Schedule B to this Plan, from an Optionholder to the Corporation giving notice of the exercise or partial exercise of an Option previously granted to the Optionholder;

         (l) "Option" means an option to purchase Common Shares granted to a Non-Employee Director pursuant to the terms of the Plan;

         (m) "Option Agreement" means an agreement, substantially in the form of the agreement set out in Schedule A to this Plan, between the Corporation and a Non-Employee Director setting out the terms of an Option granted to the Non-Employee Director;

         (n) "Optioned Shares" means the Common Shares that may be subscribed for by an Optionholder pursuant to a particular Option Agreement;

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         (o)      "Optionholder" means a Non-Employee Director to whom an Option has been granted;

         (p) "person" has the meaning ascribed to such term in the SECURITIES ACT (Alberta);

         (q) "Personal Holding Corporation" means a corporation that is controlled by a Non-Employee Director and the shares of which are beneficially owned by the Non-Employee Director and the spouse, minor children or minor grandchildren of the Non-Employee Director;

         (r) "Plan" means this Directors' Stock Option Plan of the Corporation, as amended from time to time;

         (s) "Retirement Trust" means a trust governed by a registered retirement savings plan or a registered retirement income fund established by and for the benefit of a Non-Employee Director;

         (t) "Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to one or more employees or insiders of the Corporation or any Subsidiary or to any other person or corporation engaged to provide ongoing management or consulting services for the Corporation or any Subsidiary, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise; and

         (u) "Subsidiary" means any corporation that is a subsidiary of the Corporation as defined in the SECURITIES ACT (Alberta).

2.2      INTERPRETATION

         (a)      Time shall be the essence of this Plan.

         (b) Words denoting the singular number include the plural and vice versa and words denoting any gender include all genders.

         (c) This Plan and all matters to which reference is made herein will be governed by and interpreted in accordance with the laws of Alberta and the federal laws of Canada applicable therein.

                                    ARTICLE 3
                         GENERAL PROVISIONS OF THE PLAN

3.1      ADMINISTRATION

         (a)      The Plan will be administered by the Committee.

         (b) Subject to the limitations of the Plan, the Committee has the authority to:

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                  (i)      prescribe the form of Option Agreement and Notice of
                           Exercise with respect to a particular Option, if other than substantially as set forth in Schedules A and B to this Plan; and

                  (ii) interpret the Plan and determine all questions arising out of the Plan and any Option granted pursuant to the Plan, which interpretations and determinations will be conclusive and binding on the Corporation, Non-Employee Directors, Optionholders and all other affected persons.

         (c) Notwithstanding the foregoing, the selection of the Non-Employee Directors to whom Options are to be granted, the Grant Dates, the number of Options to be granted, the Exercise Price of an Option, the time during which an Option may be exercised and the Expiry Date of an Option shall be as provided in the Plan, and the Committee shall have no discretion as to such matters.

3.2      SHARES RESERVED

         (a) The maximum number of Common Shares that may be reserved for issuance pursuant to Options granted under the Plan is 500,000. The maximum number of Common Shares will be reduced as Options are exercised and the Common Shares so reserved are issued.

         (b) The maximum number of Common Shares that may be reserved for issuance to any one Non-Employee Director pursuant to Options granted under the Plan is 5% of the number of Common Shares outstanding at the time of reservation.

         (c) Any Common Shares subject to an Option that expires or terminates without having been fully exercised may be made the subject of a further Option. No fractional Common Shares may be issued under the Plan.

3.3      ELIGIBILITY

         Options will be granted under the Plan only to Non-Employee Directors, subject to the limitations set forth in Sections 3.2 and 3.4.

3.4      LIMITS WITH RESPECT TO INSIDERS

         (a) The maximum number of Common Shares that may be reserved for issuance to Insiders pursuant to Options granted under the Plan and any other Share Compensation Arrangement is 10% of the number of Common Shares outstanding.

         (b) The maximum number of Common Shares that may be issued to Insiders under the Plan and any other Share Compensation Arrangement within a one-year period is 10% of the number of Common Shares outstanding.

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         (c)      The maximum number of Common Shares that may be issued to any one Insider (and such Insider's associates, as defined in the SECURITIES ACT (Alberta)), under the Plan and any other Share Compensation Arrangement within a one-year period is 5% of the number of Common Shares outstanding.

         (d) For the purposes of (a), (b) and (c) above, any entitlement to acquire Common Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the grantee becoming an Insider is to be excluded. For the purposes of (b) and (c) above, the number of Common Shares outstanding is to be determined on the basis of the number of Common Shares outstanding at the time of the reservation or issuance, as the case may be, excluding Common Shares issued under the Plan or under any other Share Compensation Arrangement over the preceding one-year period.

3.5      NON-EXCLUSIVITY

         Nothing in this Plan will prevent the Board from adopting other or additional Share Compensation Arrangements, subject to obtaining any required regulatory or shareholder approvals.

3.6      AMENDMENT OF PLAN AND OPTIONS

         (a) The Board may amend, suspend or terminate the Plan at any time, provided that no such amendment, suspension or termination may:

                  (i) be made without obtaining any required regulatory or shareholder approvals (which approvals will always be required in the case of an amendment to increase the maximum number of Common Shares that may be reserved for issuance pursuant to Options granted under the
                           Plan); or

                  (ii) prejudice the rights of any Optionholder under any Option previously granted to the Optionholder, without the consent or deemed consent of the Optionholder.

         (b) The Committee may amend the terms of any outstanding Option, provided that:

                  (i) any required regulatory and shareholder approvals are obtained;

                  (ii) the Option could have been granted under terms as so amended; and

                  (iii) the consent or deemed consent of the Optionholder is obtained if the amendment would prejudice the rights of the Optionholder under the Option.

3.7      COMPLIANCE WITH LAWS AND STOCK EXCHANGE RULES

         The Plan, the grant and exercise of Options under the Plan and the Corporation's obligation to issue Common Shares on exercise of Options will be subject to all

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         applicable federal, provincial and foreign laws, rules and regulations and the rules of any stock exchange on which the Common Shares are listed for trading. No Option will be granted and no Common Shares will be issued under the Plan where such grant or issue would require registration of the Plan or such Common Shares under the securities laws of any foreign jurisdiction. Common Shares issued to Optionholders pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.

                                    ARTICLE 4
                                GRANT OF OPTIONS

4.1      INITIAL AND ANNUAL GRANTS

         (a) An initial grant of 15,000 Options will be made to each Non-Employee Director. The Grant Date for such Options will be:

                  (i) for each person who is a Non-Employee Director on the effective date of the arrangement under section 192 of the CANADA BUSINESS CORPORATIONS ACT pursuant to which the holders of common shares of Canadian Pacific Limited become direct holders of Common Shares of the Corporation, the third trading day on the Toronto Stock Exchange following such date; and

                  (ii) for each person who subsequently becomes a Non-Employee Director, the third trading day on the Toronto Stock Exchange following the date on which such person is first elected or appointed as a Non-Employee Director.

         (b) An annual grant of 7,500 Options will be made to each Non-Employee Director. The Grant Date for such Options will be the third business day following each annual meeting of shareholders of the Corporation at which directors of the Corporation are elected.

4.2      OPTION AGREEMENT

         (a) Upon the grant of an Option, the Corporation will deliver to the Optionholder an Option Agreement dated the Grant Date, containing the terms of the Option and executed by the Corporation. Upon return to the Corporation of the Option Agreement, executed by the Optionholder, the Optionholder will be a participant in the Plan and have the right to purchase the Optioned Shares on the terms set out in the Option Agreement and in the Plan.

         (b) An Optionholder may elect at the time of grant to have all or a portion of the Option granted to the Optionholder's Personal Holding Corporation or Retirement Trust. In that case, an Option Agreement will be entered into between the Corporation and the Personal Holding Corporation or Retirement Trust, which will be the Optionholder for the purposes of this Plan.

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4.3      EXERCISE PRICE

         The Exercise Price of Common Shares subject to an Option will be the market price of the Common Shares on the trading day immediately preceding the Grant Date, calculated as the closing price of a board lot of the Common Shares on the Toronto Stock Exchange on the trading day immediately preceding the Grant Date. If at least one board lot of Common Shares shall not have been traded on that day, then the Exercise Price will be the closing price on the next preceding trading day on which a board lot of the Common Shares traded.

4.4      TIME OF EXERCISE

         (a) An Option may be exercised by an Optionholder from time to time, as to 100% of the Optioned Shares or any part thereof, on and after the earlier of:

                  (i) the next annual meeting of shareholders of the Corporation after the Grant Date at which directors of the Corporation are elected; and

                  (ii)     the first anniversary of the Grant Date.

         (b) Notwithstanding Section 4.4(a), an Option will be exercisable on an earlier date pursuant to Section 4.6, if the Optionholder ceases to be a member of the Board, and pursuant to Section 4.10, with respect to a Change of Control.

4.5      EXPIRY DATE

         The Expiry Date of an Option will be five years after the Grant Date.

4.6      EXERCISE ON CEASING TO BE BOARD MEMBER

         Notwithstanding Section 4.4(a), an Optionholder may exercise the Option as to any of the Optioned Shares in respect of which the Option has not been exercised at any time and from time to time on or before the Expiry Date, if an Optionholder ceases to be a member of the Board (whether as a result of the resignation of the Optionholder from the Board or the Optionholder not standing for re-election or not being re-elected as a member of the Board by the shareholders of the Corporation at a meeting, or for any other reason including as a result of death).

4.7      LIMITED ASSIGNMENT

         (a)      An Option may not be assigned, except to:

                  (i) an Optionholder's Personal Holding Corporation or Retirement Trust (or between such entities or from either of such entities to the Optionholder); or

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                  (ii)     a legal representative of the Optionholder's estate
                           or a person who acquires the Optionholder's rights under the Option by bequest or inheritance on death of the Optionholder.

         (b) If a Personal Holding Corporation to which an Option has been granted or assigned is no longer controlled by the related Non-Employee Director, or the shares of the Personal Holding Corporation are no longer beneficially owned by that Non-Employee Director and the spouse, minor children or minor grandchildren of that Non-Employee Director, then the Option cannot be exercised until it is assigned by the Personal Holding Corporation to that Non-Employee Director or another assignee permitted by Section 4.7(a).

4.8      PARTICIPATION VOLUNTARY; NO RIGHTS AS SHAREHOLDER OR TO REMAIN A
         DIRECTOR

         (a) Participation of a Non-Employee Director in the Plan is entirely voluntary.

         (b) An Optionholder will only have rights as a shareholder of the Corporation with respect to those of the Optioned Shares that the Optionholder has acquired through exercise of an Option in accordance with its terms.

         (c) Nothing in this Plan or in any Option Agreement will confer on any Optionholder any right to remain as a director of the Corporation.

4.9      ADJUSTMENTS

         Adjustments will be made to (i) the Exercise Price of an Option, (ii) the number of Common Shares delivered to an Optionholder upon exercise of an Option and/or (iii) the maximum number of Common Shares that, pursuant to Section 3.2(a), may at any time be reserved for issuance pursuant to Options granted under the Plan in the following events and manner, subject to any required regulatory approvals and the right of the Committee to make such other or additional adjustments, or to make no adjustments at all, as the Committee considers to be appropriate in the circumstances:

         (a) upon (i) a subdivision of the Common Shares into a greater number of Common Shares, (ii) a consolidation of the Common Shares into a lesser number of Common Shares or (iii) the issue of a stock dividend to holders of the Common Shares (excluding a stock dividend paid in lieu of a cash dividend in the ordinary course), the Exercise Price will be adjusted accordingly and the Corporation will deliver upon exercise of an Option, in addition to or in lieu of the number of Optioned Shares in respect of which the right to purchase is being exercised, such greater or lesser number of Common Shares as result from the subdivision, consolidation or stock dividend;

         (b) upon (i) a capital reorganization, reclassification or change of the Common Shares, (ii) a consolidation, amalgamation, arrangement or other form of business combination of the Corporation with another person or corporation or (iii) a sale, lease or exchange of all or substantially all of the property of the Corporation, the Exercise Price will be adjusted accordingly and the Corporation will deliver upon

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                  exercise of an Option, in lieu of the Optioned Shares in
                  respect of which the right to purchase is being exercised, the kind and amount of shares or other securities or property as results from such event;

         (c) upon the distribution by the Corporation to holders of the Common Shares of (i) shares of any class (whether of the Corporation or another corporation) other than Common Shares,
                  (ii) rights, options or warrants, (iii) evidences of indebtedness or (iv) cash (excluding a cash dividend paid in the ordinary course), securities or other property or assets, the Exercise Price will be adjusted accordingly but no adjustment will be made to the number of Optioned Shares to be delivered upon exercise of an Option;

         (d) upon the occurrence of an event described in (a) or (b) above, the maximum number of Common Shares that, pursuant to Section 3.2(a), may at any time be reserved for issuance pursuant to Options granted under the Plan will be adjusted accordingly;

         (e) adjustments to the Exercise Price of an Option will be rounded up to the nearest one cent and adjustments to the number of Common Shares delivered to an Optionholder upon exercise of an Option and the maximum number of Common Shares that, pursuant to Section 3.2(a), may at any time be reserved for issuance pursuant to Options granted under the Plan will be rounded down to the nearest whole Common Share; and

         (f) an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this section are cumulative.

4.10     CHANGE OF CONTROL

         (a) On the occurrence of a Change of Control, an Optionholder may exercise the Option, notwithstanding Section 4.4(a), as to any of the Optioned Shares in respect of which the Option has not been exercised.

         (b) If a "take-over bid" (within the meaning of applicable securities legislation) made by any person for the voting securities of the Corporation would, if successful, result in a Change of Control, then:

                  (i) the Corporation will promptly notify the Optionholder of the take-over bid and the rights of the Optionholder under this section;

                  (ii) the Optionholder may exercise the Option, notwithstanding Section 4.4(a), as to any of the Optioned Shares in respect of which the Option has not been exercised, during the period ending on the earlier of the expiration of the take-over bid and the Expiry Date;

                  (iii) exercise of the Option shall only be for the purpose of depositing the Optioned Shares pursuant to the take-over bid; and

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                  (iv)     if the Optioned Shares are not deposited by the
                           Optionholder pursuant to the take-over bid or, if deposited, are subsequently withdrawn by the Optionholder or not all taken up and paid for by the offeror, then the Optionholder shall promptly return the Optioned Shares (or the portion that are not taken up and paid for) to the Corporation for cancellation, the Option respecting such Optioned Shares shall be deemed not to have been exercised, the Optioned Shares shall be deemed not to have been issued and the Corporation shall refund to the Optionholder the aggregate Exercise Price for the Optioned Shares.

                                    ARTICLE 5
                               EXERCISE OF OPTIONS

5.1      MANNER OF EXERCISE

         An Optionholder who wishes to exercise an Option may do so by delivering the following to the Corporation on or before the Expiry Date of the Option:

         (a)      a completed Notice of Exercise; and

         (b) a cheque (which need not be a certified cheque) or bank draft payable to the Corporation for the aggregate Exercise Price of the Optioned Shares being acquired.

         If the Optionholder is deceased or mentally disabled, the Option may be exercised by a legal representative of the Optionholder or the Optionholder's estate or by a person who acquires the Optionholder's rights under the Option by bequest or inheritance and who, in addition to delivering to the Corporation the Notice of Exercise and cheque or bank draft described above, must also deliver to the Corporation evidence of their status.

5.2      DELIVERY OF SHARE CERTIFICATE

         Not later than five business days after receipt by the Corporation pursuant to section 5.1 of the Notice of Exercise and payment in full for the Optioned Shares being acquired, the Corporation will direct its registrar and transfer agent to issue a certificate in the name of the Optionholder (or, if deceased, his or her legal representative or beneficiary) for the number of Optioned Shares purchased by the Optionholder (or his or her legal representative or beneficiary), which will be issued as fully paid and non-assessable Common Shares.

5.3      WITHHOLDING

         If the Corporation determines that the satisfaction of taxes, including withholding tax, or other withholding liabilities is necessary or desirable in respect of the exercise of any Option, the exercise of the Option is not effective unless such taxes have been paid or withholdings made to the satisfaction of the Corporation. The Corporation may require an Optionholder to pay to the Corporation, in addition to the Exercise Price for the

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         Optioned Shares, any amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Option. Any such additional payment is due no later than the date on which any amount with respect to the Option exercised is required to be included in the gross income of the Optionholder for tax purposes.



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                      SCHEDULE A - FORM OF OPTION AGREEMENT

                               ENCANA CORPORATION
                          DIRECTORS' STOCK OPTION PLAN

                                OPTION AGREEMENT

         This Option Agreement is entered into between EnCana Corporation (the "Corporation") and the Optionholder named below pursuant to the EnCana Corporation Directors' Stock Option Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1.       on o, 200o (the "Grant Date");

2.       o (the "Optionholder") was granted an option (the "Option") to purchase
         o Common Shares (the "Optioned Shares") of the Corporation exercisable, as to 100% of the Optioned Shares or any part thereof, on and after the earlier of:

         (a) the next annual meeting of shareholders of the Corporation after the Grant Date at which directors of the Corporation are elected; and

         (b)      the first anniversary of the Grant Date;

3.       at a price (the "Exercise Price") of $o per Common Share; and

4.       for a term expiring at 5:00 p.m., o time, on o, 200o (the "Expiry
         Date");

all on the terms and subject to the conditions set out in the Plan. By signing this agreement, the Optionholder acknowledges that he or she has read and understands the terms of the Plan and accepts the Option in accordance with the terms of the Plan.

         IN WITNESS WHEREOF the Corporation and the Optionholder have executed this Option Agreement as of o, 200o.


                                        ENCANA CORPORATION

                                        By: ___________________________________


                                        _______________________________________
                                          Name of Optionholder

                                        _______________________________________
                                          Signature of Optionholder


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                     SCHEDULE B - FORM OF NOTICE OF EXERCISE

                               ENCANA CORPORATION
                          DIRECTORS' STOCK OPTION PLAN

                               NOTICE OF EXERCISE

TO:   EnCana Corporation
      1800 855 2nd Street SW
      P.O. Box 2850
      Calgary, Alberta  T2P 2S5

      Attention:  Corporate Secretary

         Reference is made to the Option Agreement made as of o, 200o, between EnCana Corporation (the "Corporation") and the Optionholder named below. The Optionholder hereby exercises the Option to purchase Common Shares of the Corporation as follows:

Number of Optioned Shares for which Option being exercised:_____________________

Exercise Price per Common Share:                          $_____________________

Total Exercise Price (in the form of a cheque             $_____________________
(which need not $ be a certified cheque) or bank
draft tendered with this Notice of Exercise):              _____________________


Name of Optionholder as it is to appear on share
certificate:                                    ________________________________

Address of Optionholder as it is to appear on the register of Common Shares of the Corporation and to which a certificate representing the Common Shares being purchased is to be delivered:
                                                ________________________________


                                                ________________________________


                                                ________________________________

Dated o, 200o.

                                                ________________________________
                                                 Name of Optionholder


                                                ________________________________
                                                 Signature of Optionholder